Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans, the Registration Statement (Form S-8 No. 333-58225) pertaining to the 1993 Stock Option and Incentive Plan, the Registration Statements (Forms S-8 No. 333-62831, No. 333-62835, No. 333-62839, No. 333-62843, and No. 333-62841)
pertaining to the registration of an aggregate of 225,000 shares of common stock pursuant to certain Non-qualified Stock Option Agreements for various employees, and the Registration Statement (Form S-3, No. 33-69800) and the related Prospectuses of LSB Industries, Inc. of our report dated February 19, 1999, except for paragraphs (A) and (C) of Note 5 and Note 14, as to which the date is April 14, 1999 with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 14, 1999